GLOBAL MED TECHNOLOGIES, INC.
                              EXHIBIT 11.1
               STATEMENT RE: COMPUTATION OF PER SHARE LOSS
         OVER THE PERIOD FEBRUARY 11, 1997 TO SEPTEMBER 30, 1997



                                                   Allocation
(Share amounts in thousands)                         days        Calculation
                                                   ----------    -----------

Total shares issued and
outstanding from February 11, 1997
through March 12, 1997                       7,668     x  30        230,040


Underwriter's exercise of over
allotment option on March 13, 1997             241
                                           -------

Total shares issued and
outstanding from March 13, 1997
through March 31, 1997                       7,909     x  19        150,271

Adjustment to the May, 1995
Private Placement on April 1, 1997             120
                                           -------

Total shares issued and
outstanding from April 1, 1997
through April 14, 1997                       8,029     x  15        120,435


Conversion of notes payable
on April 15, 1997                               93
                                           -------

Total shares issued and
outstanding from April 16, 1997
through May 8, 1997                          8,122     x  23        186,806

Exercise of employee stock
options on May 9, 1997                          14
                                           -------

NOTE: COMMON STOCK EQUIVALENTS HAVE BEEN EXCLUDED FROM THE CALCULATION FROM FEBRUARY 11, 1997 THROUGH SEPTEMBER 30, 1997 AS THESE COMMON STOCK EQUIVALENTS ARE ANTI-DILUTIVE

Total shares issued and
outstanding from May 9, 1997
through September 30, 1997                   8,136     x 144      1,171,584
                                                       -----      ---------
                                                         231      1,859,136


                          Divided by                                    231
                                                                  ---------

Total weighted shares
outstanding February 11, 1997
through September 30, 1997                                            8,048
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